Exhibit 99.1 200 E Randolph St Chicago IL 60601 Tel: +1 312 782 5800 Contact Stefanie Murphy Date June 17, 2014 Telephone +1 312 228 2121 Email stefanie.murphy@lasalle.com Jones Lang LaSalle Income Property Trust Completes Retail Acquisition in High Growth Southern California Market Chicago (June 17, 2014) – Jones Lang LaSalle Income Property Trust, Inc. (NASDAQ: ZIPTAX) (NASDAQ: ZIPTMX), an institutionally-managed, non-listed, daily valued perpetual life REIT, today announced it acquired Rancho Temecula Town Center, a grocery-anchored neighborhood shopping center located in Temecula, CA. The 165,000 square foot center is 93 percent leased to 26 tenants, with Sprouts Farmers Market, LA Fitness, Rite Aid, and BevMo! as its four primary anchor tenants. The anchors generate 54 percent of the center’s revenue and have a weighted average lease term of nearly 9 years. The stability of the anchor tenant income is complemented by potential revenue growth of the inline shop spaces. The purchase price was approximately $60 million with an estimated capitalization rate based on purchase price of 5.6 percent. The acquisition was financed at approximately 50 percent loan to value with a fixed interest rate loan of 4 percent for 12 years. Rancho Temecula Town Center is strategically located in Riverside County, the fastest growing county in California, within an expanding residential corridor between Orange County and San Diego. The high-quality shopping center capitalizes on the area’s strong demographics in terms of population density, growing household incomes and high daily traffic counts. “This investment provides increased portfolio diversification with geographic exposure to the west coast and industry exposure to the expanding specialty grocer market,” commented Allan Swaringen, President and CEO of Jones Lang LaSalle Income Property Trust. “This is our third grocery anchored-shopping center acquisition in the past nine months, continuing our focus on income producing properties that also have attractive long-term growth potential.” Jones Lang LaSalle Income Property Trust acquired Oak Grove Plaza, a Kroger Signature anchored center near Dallas, TX, earlier this year and Grand Lakes Market Place near Houston, TX, anchored by Whole Foods, in late 2013.

Jones Lang LaSalle Income Property Trust is a non-listed, daily valued perpetual life real estate investment trust (REIT) that gives investors access to a growing portfolio of commercial real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms. For more information on Jones Lang LaSalle Income Property Trust, please visit our website at www.jllipt.com. ### About Jones Lang LaSalle Income Property Trust (NASDAQ: ZIPTAX) (NASDAQ: ZIPTMX) Jones Lang LaSalle Income Property Trust, Inc. is a non-listed, daily valued perpetual life real estate investment trust (REIT) that owns and manages a diversified portfolio of high quality, income-producing office, retail, industrial and apartment properties located primarily in the United States. Jones Lang LaSalle Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. About LaSalle Investment Management LaSalle Investment Management, Inc., a member of the Jones Lang LaSalle group and advisor to Jones Lang LaSalle Income Property Trust, is one of the world’s leading global real estate investment managers with nearly 700 employees in 16 countries worldwide and approximately $50 billion of assets under management of private and public property equity and debt investments. LaSalle‘s diverse client base includes public and private pension funds, insurance companies, governments, endowments and private individuals from across the globe. For more information, visit www.lasalle.com. Forward Looking Statements This press release may contain forward-looking statements with respect to Jones Lang LaSalle Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements.